UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37425	47-3494862
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

15505 Wright Brothers Drive
Addison, Texas		75001
(Address of principal executive offices)		(Zip Code)

(972) 686-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WING	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2022, the Board of Directors (the “Board”) of Wingstop Inc. (the “Company”) amended and restated the Company’s Executive Severance Plan (as amended and restated, the “Amended Severance Plan”) to provide for certain changes, including the following:
•inclusion of the president and/or chief executive officer of the Company as an eligible employee to participate in the Amended Severance Plan with (i) a Change in Control Applicable Severance Multiplier, as defined in the Amended Severance Plan, of 2.5, (ii) an Applicable Severance Multiplier, as defined in the Amended Severance Plan, of 2.0 and (iii) benefit continuation for 24 and 30 months, respectively, upon a qualifying termination or qualifying termination within 24 months of a change in control, as outlined in the Offer Letter described in and attached to the Form 8-K filed with the Securities and Exchange Commission on April 29, 2022, in connection with the promotion of Michael Skipworth, the Company’s Chief Executive Officer;
•the payment of a pro-rata target bonus amount to participants upon a qualifying termination in connection with a change in control with respect to the year in which the participant’s employment is terminated (the “CIC Pro-Rata Bonus”);
•payment in lump sum, rather than payment in installments over one year, of any severance amounts payable to a participant in connection with a change in control; and
•confirmation of the payment amount payable during the participant’s benefit continuation period if COBRA coverage is not available.
Participation in the Amended Severance Plan is conditioned upon each participant’s execution of a Participation Agreement. On May 26, 2022, the form of Participation Agreement was amended to (i) provide that the CIC Pro-Rata Bonus shall be forfeited or repaid upon breach of the Participation Agreement by the participant and (ii) define “competing business” for purposes of the non-competition and non-solicitation covenants as any business that (A) owns, operates, develops or franchises a quick-service restaurant or fast casual dining restaurant (in either case, whether dine-in, take-out, home delivery or otherwise) or related business whose primary core offering is fried chicken and which derives 30% or more of its gross revenues from the sale of any combination of chicken wings (bone-in or boneless), chicken strips, and any other chicken product sold at a Wingstop location at the time of the participant’s termination and (B) operates in the defined territory as of the last day of the participant’s employment.
The foregoing description of the Amended Severance Plan and form of Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Severance Plan and form of Participation Agreement, which are attached as Exhibits 10.1 and 10.2 to this report and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 26, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”), at which the following proposals were voted upon:

Proposal 1: Election of Krishnan (Kandy) Anand, David L. Goebel and Michael J. Hislop to the Company’s Board, each to serve for a three-year term until the annual meeting of stockholders to be held in 2025.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Krishnan (Kandy) Anand	19,014,138.03	8,713,213.13	668,300.00
David L. Goebel	19,957,238.03	7,770,113.13	668,300.00
Michael J. Hislop	20,122,635.03	7,604,716.13	668,300.00

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

Votes Cast For	Votes Cast Against	Abstentions
28,348,858.78	26,064.25	20,728.13

Proposal 3: Advisory vote to approve executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
27,524,081.76	181,694.05	21,575.34	668,300.00

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting received a sufficient number of votes to be approved.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits
10.1	Wingstop Inc. Amended and Restated Executive Severance Plan, effective May 26, 2022
10.2	Form of Wingstop Inc. Executive Severance Plan Participation Agreement

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wingstop Inc.

Date:	May 26, 2022	By:	/s/ Albert G. McGrath
Senior Vice President